EXHIBIT 10(i) Amended and Restated Consultant Agreement between Christopher Pair and the Company



                       CONSULTING AGREEMENT

      This Amended and Restated Consultant Agreement ("Agreement") is entered into and effective as of December 4, 2003, by and between Christopher Pair ("Consultant") and Karma Media, Inc. ("Company"), on a non-exclusive basis. The undersigned hereby agree to the following terms and conditions:

1. Duties of Consultant. Consultant will provide consulting services and advice pertaining to the Company's business affairs from time to time over a period of at least three (3) years. Without limiting the generality of the foregoing, Consultant will assist the Company with strategic planning and introducing
  potential  business  partners and customers.   Consultant  shall
  render the services described without any direct supervision by the Company and in such amount, at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine. Consultant shall make available such time as Consultant, in Consultant's sole discretion, shall deem appropriate for the performance of this Agreement.

2.    Compensation.   As  compensation for  Consultant's  services
  hereunder, the Company shall (a) issue Consultant or his designee a 10-year warrant to purchase, at an exercise price of $0.50 per share, up to 20% of the Company's outstanding shares of common stock on a fully-diluted basis, containing customary terms and conditions, including full anti-dilution and price protection and cashless exercise, and (b) pay to Consultant for the quarter ended December 31, 2003, and each calendar quarter thereafter in perpetuity, an amount equal to twenty percent (20%) of the gross cash receipts of the Company from all sources other than capital contributions and loans, plus any reduction of previously-established reserves, less revenues directly generated from CharityBuy International, Inc., personal appearance or performance fees of Estelle Reyna, income from the sale of items on EstelleReyna.com, and expenditures and other amounts paid by or for the account of the Company during the same period, including payments of principal and interest on loan and reserves reasonably
  established   by  the  Company  for  future  debt   service   or
  contingencies   of   the  Company's  business,   but   excluding
  depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items. Such amounts shall be paid to Consultant within sixty (60) days of the end of each quarter, time being of the essence.

3. Termination. This Agreement may be terminated by the Company for good cause or by Consultant for any reason. Termination by the Company for good cause, or by Consultant without good reason, shall terminate the ongoing compensation obligation pursuant to
  Section 2(b) above. Good cause shall be deemed to exist only upon Consultant's final conviction of a felony involving fraud, theft or misappropriation in connection with the Company, its business or the services rendered pursuant to this Agreement. Good reason shall include, without limitation, any material misrepresentation, violation of any applicable law or regulation, breach of this Agreement, inability to pay its debts when due, or filing of bankruptcy by Company, or any material change in the nature, time or scope of duties requested of Consultant. Any other termination
  shall   not   effect   the  ongoing  compensation   obligations.
  Termination at any time or by either party for any reason will not effect the compensation payable pursuant to Section 2(a) above.

4. Relationship. In connection with this engagement, Consultant is acting as a non-exclusive independent contractor. Consultant shall not be deemed to be a partner, joint venturer, agent or employee of the Company.
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5.

  Severability. Should any provision of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the
  legality,   validity  and  enforceability   of   the   remaining
  provisions of this Agreement shall not be affected or impaired thereby.

6. Company Discretion. Nothing provided for in this Agreement shall in any way obligate Company to accept any introduction or enter into any transaction. Company and its board of directors shall retain sole and absolute discretion to determine whether to enter into any transaction. The engagement hereunder may be terminated at any time by either party upon written notice; provided, however, that any termination by Company shall not affect the ongoing compensation payable to Consultant as provided above.

7. Indemnity. The Company agrees to indemnify and hold harmless Consultant and his affiliates against any loss, claim, damage, liability or expense, as incurred, to which any such party may become subject (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), including without limitation any act or failure to act by Consultant in connection with, or relating in any manner to the Company or the services provided by Consultant under this Agreement (provided that the Company shall not be liable to the extent that a court of competent jurisdiction shall have determined by a final judgment that such liability resulted directly from Consultant's bad faith, willful misconduct or gross negligence); and to reimburse such party for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Consultant) as such expenses
  are   incurred  in  connection  with  investigating,  defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action..

8. Further Assurances. Each party to this Agreement will do and perform or cause to be done and performed all such further acts and things and will execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, and construed in accordance with, the internal law of the State of California, without regard to conflicts of laws.

10. Arbitration. Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to this Agreement, or otherwise involving the parties hereto, including the issue of arbitrability of any such disputes, will be resolved by binding arbitration before a retired judge at JAMS in Los Angeles, California. The prevailing party in any dispute will be awarded all attorney's fees, costs and expenses in addition to other allowable costs.

11.    Counterparts.    This  Agreement   may   be   executed   in
  counterparts, each of which will be an original and all of which together will constitute one and the same instrument.

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12.

  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof,
  and    supercedes   any   prior   consulting   agreement.     No
  representations, agreements or promises have been made by any party except as expressly set forth herein and in any related
  written   agreements.   This  Agreement  supersedes  any   prior
  negotiations, understandings or agreements, whether  written  or
  oral,   and   any   contemporaneous   oral   understandings   or
  agreements,  between  the  parties  or  their  predecessors   in
  interest.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:                                CONSULTANT:

KARMA MEDIA, INC.



By:   /s/ Dominique Einhorn                /s/ Christopher Pair
    ------------------------               ----------------------
   Dominique Einhorn                         Christopher Pair
   President


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